Exhibit 15.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-250156) and Form S-8 (No.333-287413)  of UCLOUDLINK GROUP INC. of our report dated March 27, 2026 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

March 27, 2026